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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 9, 2002

                          MARRIOTT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                       1-13881                  52-2055918
(State of Incorporation)       (Commission File No.)         (IRS Employer
                                                           Identification No.)

                  10400 Fernwood Road, Bethesda, Maryland 20817
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (301) 380-3000


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ITEM 5.   OTHER EVENTS

On April 9, 2002, Marriott International, Inc. ("Marriott") sent notice to the holders of its Liquid Yield Option Notes due 2021 (Zero Coupon--Senior) (the "Notes"), that, subject to the terms of the indenture governing the Notes, it would purchase for cash, at the option of each holder, any Notes tendered by the holder and not withdrawn on May 8, 2002, at a purchase price of $867.42 per $1,000 principal amount at maturity. On May 9, 2002, Marriott repurchased approximately $400 million aggregate principal amount at maturity of Notes, representing approximately 85% of outstanding Notes, that had been validly tendered and not withdrawn as of the close of business on Wednesday, May 8, 2002, for aggregate cash consideration of approximately $347 million. Approximately $70 million aggregate principal amount at maturity of Notes remain outstanding.

A copy of Marriott's press release is attached as Exhibit 99 and incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.  The following exhibit is filed with this report:

Exhibit 99 - Press release issued on May 10, 2002.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MARRIOTT INTERNATIONAL, INC.

Date: May 10, 2002                   By:  /s/  Michael J. Green
                                          -------------------------------------
                                          Michael J. Green
                                          Vice President, Finance and Principal
                                          Accounting Officer

EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

   99.1        Press release dated May 10, 2002